NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held January 27, 1998



TO THE HOLDERS OF COMMON STOCK OF
CASCADE NATURAL GAS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Cascade Natural Gas Corporation will be held at offices of the Company located at 230 Fairview Avenue North, Seattle, Washington 98109, on Tuesday, January 27, 1998, at 1:30 in the afternoon for the following purposes:

1. Elect directors to hold office until the next Annual Meeting and until their successors are elected and qualified; and

2. Transact such other business as may properly come before the meeting or any adjournments thereof.The close of business on November 25, 1997 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at said Annual Meeting or any adjournments thereof.

Holders of the Common Stock of the Company are entitled to vote upon all the matters set forth in this notice. By Order of the Board of Directors

Seattle, Washington      LARRY C. ROSOK
December 3, 1997         Corporate Secretary

IMPORTANT

To assure a proper representation at the meeting, each shareholder is urged to complete, sign and return the enclosed proxy promptly, using the accompanying postage prepaid and addressed envelope.

CASCADE NATURAL GAS CORPORATION
222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

PROXY STATEMENT

TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION
This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of the Shareholders ("Annual Meeting") to be held on Tuesday, January 27, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting, and will be mailed on or about December 15, 1997.

A form of proxy is enclosed for use at the meeting. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by delivering written notice of revocation to Larry C. Rosok, Corporate Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by filing a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. The persons named in the accompanying proxy card will vote as directed by the proxy or, in the absence of such direction, as set forth below with respect to the election of directors and in their discretion as to other items of business which may come before the meeting.

On November 25, 1997, the Company had outstanding 10,994,812 shares of $1 par value Common Stock ("Common Stock"). Each holder of record of Common Stock ("Shareholder") at the close of business on November 25, 1997, is entitled to one vote for each share then held and to cumulate votes in the election of directors. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. If a quorum is present, shares represented at the meeting but not voted (such as shares held by a broker or other nominee who does not have authority to vote on the matter) and shares voted as abstaining will not affect the outcome of the matter.

ELECTION OF DIRECTORS

Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees elected will be those receiving the largest number of votes cast by all shares entitled to vote in the election, up to the number of directors to be elected. All of the nominees listed below presently are serving as directors and, were elected at the l997 Annual Meeting by over 83% of the shares present and voting at the meeting. In the event any of the nominees should be unavailable or unable to serve, the proxy holders may vote for substitute nominees in their discretion. No circumstances are presently known which would render any nominee named herein unavailable.

The right to cumulate votes in an election of directors entitles a Shareholder to as many votes as he or she has shares, multiplied by the number of directors to be elected (in this case, 9), which votes may then be allocated among the nominees in such proportion as the Shareholder decides, including casting all the votes for one nominee. If a Shareholder wishes to cumulate his or her votes, the proxy card should be marked in any way that the Shareholder desires in order to (i) indicate clearly that the Shareholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a Shareholder may write next to the name of each nominee for whom the Shareholder desires to cast votes, the number of votes to be cast for such nominee. There are no conditions precedent to the exercise of cumulative voting rights.

Unless contrary directions are set forth on the proxy card, proxies will be voted in such a manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the Shareholder), including not casting any votes for one or more nominees. Brief statements appear below setting forth the age, principal occupation, business experience and other information furnished by each nominee and the year in which he or she first became a director.

CARL BURNHAM, JR.   Director since 1990
Attorney at Law
Yturri, Rose, Burnham, Bentz & Helfrich

Mr. Burnham, 58, is an attorney at law and, since 1967, has been a partner of Yturri, Rose, Burnham, Bentz & Helfrich of Ontario, Oregon, one of the Company's Oregon counsel.

MELVIN C. CLAPP     Director since 1981
Retired

Mr. Clapp, 64, was Chairman and Chief Executive Officer of the Company from December 1988 until he retired February 1, 1995. Prior to that he was Executive Vice President since August 1981. Mr. Clapp joined the Company in 1956 and held positions in district management until moving to the general office in 1969.

THOMAS E. CRONIN    Director since 1996
President
Whitman College

Dr. Cronin, 57, has served as President of Whitman College since the summer of 1993. Prior to that, he held the McHugh Professorship of American Institutions and Leadership at the Colorado College in Colorado Springs. In 1991, he served as acting President of the Colorado College.

DAVID A. EDERER     Director since 1991
Partner
Ederer Investment Company

Mr. Ederer, 54, has been the managing partner since 1974 in Ederer Investment Company, which invests in privately owned West Coast companies. Since 1978 he has been the owner or part owner and officer of several privately owned manufacturing, property management and retail companies.

HOWARD L. HUBBARD   Director since 1981
Retired

Mr. Hubbard, 66, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. Prior to that, Mr. Hubbard was President and a director of Equitable Savings & Loan Association, Portland, Oregon, since 1975.

W. BRIAN MATSUYAMA  Director since 1988
Chairman and Chief Executive Officer
Cascade Natural Gas Corporation

Mr. Matsuyama, 51, Chairman and Chief Executive Officer since February 1, 1995, was President since 1988. From 1987 to 1988, he was Vice President and General Counsel of the Company. Prior to 1987, he was a member of the law firm of Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Company.

LARRY L. PINNT      Director since 1995
Retired

Mr. Pinnt, 62, was Chief Financial Officer of US WEST Communications, Inc. from 1979 until he retired in September 1989. Mr. Pinnt currently serves on the Board of Trustees of the following publicly held mutual fund trusts: SAFECO Common Stock Trust, SAFECO Tax-Exempt Bond Trust, SAFECO Money Market Trust, SAFECO Resource Series Trust, and SAFECO Institutional Series Trust.

BROOKS G. RAGEN     Director since 1984
Chairman and Chief Executive Officer
Ragen MacKenzie Incorporated

Mr. Ragen, 64, has been a Director of Ragen MacKenzie Incorporated since April 1986. From November 1988 until April 1996 he served as Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated, an investment banking firm headquartered in Seattle, Washington, since November 1988. Prior to that, he was President of Cable, Howse & Ragen, the predecessor to Ragen MacKenzie Incorporated, since July 1987 and was Managing Partner of Cable, Howse & Ragen from July 1982.

MARY A. WILLIAMS    Director since 1983
Retired

Mrs. Williams, 63, has been retired since 1996. Prior to that she was a consultant since 1983. Prior to that she was a Vice President of Seattle Trust & Savings Bank from 1977 to 1983.

BOARD AND COMMITTEE MEETINGS

The Board of Directors and the Executive Committee of the Board each met four times during the fiscal year ended September 30, 1997. Directors standing for election had excellent attendance records at meetings of the Board and committees on which they served during fiscal year 1997.

The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, a Long Range Planning Committee and a Pension Committee, whose members are as follows:


                                                       Nominating and
Executive                     Audit                    Compensation             Pension                  Long Range Planning
W. Brian Matsuyama, Ch.       Mary A. Williams, Ch.    Brooks G. Ragen, Ch.     M. C. Clapp, Ch.         W. Brian Matsuyama, Ch.
M. C. Clapp                   Thomas E. Cronin         Carl Burnham, Jr.        Thomas E. Cronin         Carl Burnham, Jr.
David A. Ederer               Larry L. Pinnt           David A. Ederer          Howard L. Hubbard        M. C. Clapp
Brooks G. Ragen               Brooks G. Ragen          Mary A. Williams         Larry L. Pinnt           Howard L. Hubbard
Mary A. Williams                                                                                         Brooks G. Ragen


The Audit Committee, which met four times during the fiscal year ended September 30, 1997, recommends the engagement of the Company's independent accountants, reviews with the independent accountants the plan for and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and reviews the adequacy of the Company's system of internal accounting controls.

The Nominating and Compensation Committee, which held three meetings during the fiscal year ended September 30, 1997, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. The Committee will consider nominees for director recommended by Shareholders for the 1999 Annual Meeting if the nominations are received at the Company's executive offices by August 17, 1998; provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership, as of November 25, 1997, of the Company's Common Stock by (a) each director, the Chief Executive Officer and the other four most highly paid executive officers of the Company and (b) all directors and executive officers as a group. None of such persons owned any of the Company's outstanding preferred shares at that date. The Company is not aware of any beneficial owner of 5% or more of the Common Stock. The Company believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

    Directors and       Shares Beneficially     Percentage of
    Executive Officers         Owned (1)        Common Stock

    O. LeRoy Beaudry           13,215            *
    Ralph E. Boyd              8,981             *
    Carl Burnham, Jr.          6,494             *
    Melvin C. Clapp            15,588(2)         *
    Thomas E. Cronin           1,072             *
    David A. Ederer            22,839(3)(4)      *
    Howard L. Hubbard          20,900            *
    W. Brian Matsuyama         11,072            *
    Larry L. Pinnt             3,802             *
    Brooks G. Ragen            4,385 (3)         *
    Jon T. Stoltz              2,965             *
    J. D. Wessling             272               *
    Mary A. Williams           6,538             *
    All directors and
        executive officers
        as a group (18 persons)   125,818             1.15%

  * Less than one percent.


(1) Includes shares held in the Company's Employee Retirement Savings Plan and Trust (the "401(k) Plan") as follows:

     Mr. Beaudry, 4,901; Mr. Boyd, 2,680; Mr. Matsuyama, 3,560; Mr. Stoltz, 2,293; Mr. Wessling, 272; and all executive officers as a group, 20,249.

(2)       Does not include 737 shares owned by the spouse of Mr. Clapp.

(3) Includes shares awarded under the 1991 Director Stock Award Plan to Messrs. Ederer and Ragen of 2,175 and 839 shares, respectively, including reinvested dividends, as to which receipt has been deferred until they are no longer directors.

(4) Does not include 3,000 shares held in trust for benefit of family members as to which Mr. Ederer acts as Trustee.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16(a) Statements") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who to the Company's knowledge were required to file Section 16(a) Statements and did not do so on a timely basis. Based solely on a review of copies of Section 16(a) Statements furnished to the Company during and with respect to its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16(a) Statements on a timely basis.

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEETO THE SHAREHOLDERS

The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Company and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.The Committee's review includes an assessment of the overall stewardship of the Company and the officers' ability to achieve a reasonable net income under a variety of conditions. In arriving at its recommendations regarding officer salary levels, the Committee applied policies and principles which are essentially subjective in nature, rather than embodying specific criteria. Such policies and principles may be summarized as follows: Officer compensation should be comparable with compensation paid to officers of like companies, and particularly those with which the Company must compete in attracting and retaining skilled and competent individuals. Officers should also be compensated for their contributions to the performance of the Company. In evaluating performance, the Committee considers net income and factors impacting net income. In a regulated energy business, factors such as weather, interest rates and regulatory requirements significantly impact net income but are generally outside the control of management. The Committee also considers progress toward achieving corporate goals.

In arriving at its most recent salary recommendations, the Committee considered the compensation paid by other Northwest energy utility companies to their officers. The Committee took into account the relatively larger size of the other Northwest utility companies, the greater number of officers involved in the various management functions of those companies, and the responsibilities of those officers. The Committee also considered compensation paid by gas distribution companies of relatively comparable size in other parts of the country. In addition, the Committee reviewed the impact of the various forms of incentive compensation, such as bonuses and stock options, utilized by other utility companies in addition to base salaries. The Company does not have bonus, stock option or other incentive compensation plans for its officers. Due to the Company's compensation structure, the Committee has not deemed it necessary to adopt a policy regarding the deductibility of certain executive compensation under federal tax laws.

In determining the fiscal 1997 salary level for W. Brian Matsuyama, Chairman and Chief Executive Officer of the Company, the Committee considered his contributions to the performance of the Company and overall effectiveness in areas critical to the Company's success, such as dealing with the challenges of rapid growth, resolving regulatory issues, attaining corporate goals, and enhancing shareholder value as well as the factors affecting net income discussed above. The Committee also considered Mr. Matsuyama's recommendation that any salary increase granted to him reflect the same austerity being practiced throughout the Company. Salary levels of all other named executives for fiscal 1997 were based on the considerations described above.

     Brooks G. Ragen, Chairman
     Carl Burnham, Jr.
     David A. Ederer
     Mary A. Williams

STOCK PERFORMANCE GRAPH

The following graph compares the total cumulative returns to investors in the Company's Common Stock, the Standard & Poors 500 Stock Index, the Standard & Poors Utility Index and the Edward Jones Natural Gas Distribution Index for the period from October 1, 1992 through September 30, 1997. The graph assumes that $10,000 was invested on September 30, 1992, in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The total returns for the 31 companies (of which the Company is one) included in the Edward Jones Natural Gas Distribution Index have been weighted by their respective market capitalizations.

CUMULATIVE RETURN TO INVESTORS
Cascade Natural Gas Corporation, S&P 500 Index, S&P Utility Index, and Edward Jones Natural Gas Distribution Index

(Dividends Reinvested)


          Cascade Natural      Edward Jones Natural      S&P 500 Index    S&P Utility Index
          Gas Corporation    Gas Distribution Index
Sep-92           $10,000                   $10,000            $10,000              $10,000
Sep-93           $12,894                   $12,512            $11,294              $12,425
Sep-94            $8,303                    $8,816            $10,372               $8,699
Sep-95           $10,985                   $11,336            $12,984              $12,750
Sep-96           $11,618                   $12,113            $12,028              $10,741
Sep-97           $10,847                   $11,815            $14,043              $11,438


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the periods indicated. The Company does not provide compensation in the form of bonuses or long term compensation. The amounts shown under All Other Compensation represent the Company's matching contribution to the 401(k) Plan.


    Name and                                Fiscal                        All
    Principal              Years            Year (a)                      Other
    Position               of Service       1997           Salary         Compensation
    W. Brian Matsuyama       10             1997           $206,670       $6,565
    Chairman and                            1996           152,085        3,538
    Chief Executive Officer                 1995           201,362        4,620

    Ralph E. Boyd             32            1997           165,480        6,535
    President and                           1996           121,770        3,564
    Chief Operating Officer                 1995           158,569        4,504

    Jon T. Stoltz             23            1997           117,720        0
    Senior Vice President                   1996            86,640        0
                                            1995           117,727        0

    O. LeRoy Beaudry          35            1997           113,730        4,697 (a)
    Vice President                          1996            83,685        2,511
    Consumer & Public Affairs               1995           111,080        3,272

    J. D. Wessling            3             1997           109,140        4,513
    Vice President - Finance &              1996            79,110        2,373
    Chief Financial Officer                 1995           103,232        2,325



(a) During 1996 the Company changed its fiscal year to a year ending September 30, 1996. Therefore, the fiscal 1996 compensation covers the nine month period January 1, 1996 to September 30, 1996. The period commencing January 1, 1996 and ending September 30, 1996 was the transition period for the change in fiscal year. For 1997, compensation is for a 12-month period ending September 30, 1997. Fiscal 1995 compensation is for the calendar year, January 1 through December 31.

RETIREMENT PLAN. Effective January 1, 1962, the Company adopted a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must have one year of service and be 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to average monthly earnings over certain time periods and to years of service. Covered earnings are straight salary or hourly compensation, plus 75% of commissions or, for hourly employees, plus 20% of overtime pay. With respect to the executive officers named in the summary compensation table above, covered compensation levels are slightly less than, but at least 90% of, the amounts shown under "Salary" in such table. Benefits are not subject to reduction for social security or any other benefits. Accruals to the plan are computed on an actuarial basis and aggregated $1,783,000 for all participants for the fiscal year ended September 30, 1997.

The amount of the monthly past service benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1994, multiplied by the participant's years of service before 1995. The plan was amended in 1993 to increase the benefit for each year of future service after 1994 to 2% of monthly compensation in lieu of the previous 1.5%. The Company from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN. Effective July 1, 1983, the Board of Directors adopted a plan to provide executive officers, including those listed in the foregoing summary compensation table, with retirement, death and disability benefits supplementing the coverage payable under the Company's retirement plan. This plan was established to enable the Company to attract and retain highly competent persons in key executive positions. The supplemental plan is designed so that each participant will receive retirement plan payments, primary social security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Accruals for the plan are computed on an actuarial basis and totaled $208,000 for the 1997 fiscal year.

The plan also contains provisions for early retirement and total and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The monthly payment is the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the result would be larger, a monthly amount ranging from $4,000 to $12,000, depending on the officer. This monthly death benefit is reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half the benefit to which the participant was entitled before death.

The plan was amended in 1996 to permit newly eligible employees to participate on the first of the month after they become eligible, to determine vesting based on years of participation that are measured from the date an employee becomes a participant, to provide full and immediate vesting in the event of a change in control (as defined), to provide severance benefits that would otherwise be payable under the employment agreements (described below) following a change in control and to update the death benefits payable if the participant dies while still employed by the Company.

The plan was revised in 1997 to provide for partial vesting on a stepped basis, with full vesting based on age and years of employment. The executive fully vests when he or she reaches age 55 and has completed five years of participation under the plan or seventeen years of employment with the Company, upon death, or a change in control.

The following table illustrates the estimated combined annual benefits that would be received under the Company's Retirement Plan and the Executive Supplemental Retirement Income Plan for the executives named in the Summary Compensation Table above assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown are reduced by the estimated amount of social security benefits.

                        Present        Estimated Combined
          Name              Age          Annual Benefit

    W. Brian Matsuyama       51             $255,000
    Ralph E. Boyd            60             $127,000
    Jon T. Stoltz            51             $138,000
    O. LeRoy Beaudry         59             $ 87,000
    J. D. Wessling           54             $103,000

EMPLOYMENT AGREEMENTS. The Company has employment agreements with seven of the Company's executive officers, including the persons named in the summary compensation table above other than Messrs. Boyd and Beaudry. The purpose of the agreements is to assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Company should arise. Upon a change in control of the Company or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Company terminates the officer's employment other than for cause as defined in the agreements. In addition, for a period of three years after a change in control of the Company, the officer shall be entitled to receive severance benefits if the Company terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The payments on severance are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans in which the officer could participate when employment terminated. The entitlement to severance payments terminates upon the vesting of the officer's benefits under the Executive Supplemental Retirement Income Plan. As a result of the changes in 1996 to the Executive Supplemental Retirement Income Plan regarding vesting, severance payments will be made under the plan, rather than under the employment agreements.

Each agreement is automatically extended one year on December 31 of each year unless by 30 days notice prior to year end either party elects not to extend the term. The term of the agreements is extended automatically for a period of three years upon a change in control of the Company. Notwithstanding the foregoing, each agreement terminates if the employment of the officer who is a party is terminated before a change in control occurs and while there is no offer pending for a change in control.

SUPPLEMENTAL BENEFIT TRUST. Although not obligated to do so, the Company established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives. The Company has contributed to the trust life insurance policies on the lives of participants. If the assumptions as to mortality experience, interest and policy dividends are correct, the Company will recapture the premiums and net cost of benefits paid under the supplemental plan through operation of the insurance contracts.

The Company is obligated to pay any benefits not paid out of the trust. In the event of certain circumstances, including a change in control, as defined, the Company may be obligated to fund the trust with additional amounts for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment agreements due in the following 12 months, to fund separate subtrusts for legal expenses (including certain legal expenses to require the Company to make required contributions to the trust), and to permit payment of insurance premiums and policy loan interest.

DIRECTOR COMPENSATION. For the fiscal year ended September 30, 1997, the Company paid each non-employee director an annual stipend of $5,000 as well as a fee of $500 for each Board or Committee meeting attended, except that the Committee fee was $250 if the meeting was held on the same day as a Board meeting. Employee directors receive no additional compensation for serving as directors. Each non-employee director was also entitled to receive 300 shares of the Company's common stock for service in fiscal 1997 pursuant to the 1991 Director Stock Award Plan. Pursuant to the plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors; Mr. Ederer so elected for 1997. Pursuant to a policy adopted by the Board of Directors in 1995, each non-employee director used his or her annual stipend to purchase the Company's common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1997, Messrs. Burnham, Ederer and Ragen and Ms. Williams served on the Nominating and Compensation Committee.

Carl Burnham, Jr., a director, is a partner in the law firm of Yturri, Rose, Burnham, Bentz & Helfrich, one of the Company's Oregon counsel, which firm received $1,072.25 in 1997 for legal services to the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected the firm of Deloitte & Touche LLP as its principal independent public accountant for the current year. Deloitte & Touche LLP and its predecessor Touche Ross & Co. has served as the Company's principal independent accountant since 1953. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from the Shareholders.

SOLICITATION OF PROXIES


The solicitation of proxies will be principally by use of the mails. In following up the original mail solicitation, the Company will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy, proxy statement and annual report to persons for whom they hold stock of the Company and to request authority for the execution of proxies. In such cases, the Company will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection therewith. The entire cost of soliciting proxies will be borne by the Company. The Company may also use its regular employees to solicit proxies from Shareholders either personally or by telephone or letter without additional compensation.

ANNUAL REPORT

The Company's annual report for the fiscal year ended September 30, 1997 is enclosed. Information for the nine months ended September 30, 1996 and the calendar year 1995 is included in the report. The report also provides information for 12-month periods ending September 30, 1996 and 1995.

SHAREHOLDER PROPOSALS

Proposals of Shareholders for presentation at the 1999 Annual Meeting of Shareholders must be received by the Company by August 17, 1998, for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.


OTHER MATTERS

The Company does not know of any matters to come before the meeting, other than those set forth in the proxy statement. If any further business is presented to the meeting, the holders of the proxies solicited hereby will vote on behalf of the Shareholders they represent in their discretion.


By Order of the Board of Directors
Seattle, Washington    LARRY C. ROSOK
December 3, 1997       Corporate Secretary


CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North
Seattle, Washington  98109

                                                      W. B. MATSUYAMA
                                                      CHAIRMAN & CEO
                                               CASCADE NATURAL GAS CORPORATION


Dear Shareholders:

It is my pleasure to invite you to the 1998 Annual Meeting of Shareholders of Cascade Natural Gas Corporation. The meeting will be held at 1:30 p.m. on Tuesday, January 27, 1998 at the offices of the Corporation, 230 Fairview Avenue North, Seattle, Washington. Limited parking is available at our 222 Fairview Avenue North building, next door to the meeting location.

A map is printed on the reverse side of this form to assist you in locating our office and the available parking areas.

The Notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes election of Directors, and any other business to properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person, and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible.

                                      Sincerely,

                                      /s/ W. Brian Matsuyama

December 3, 1997

                                      W. Brian Matsuyama

                             PLEASE DETACH PROXY CARD HERE

                            TRIANGLE                  TRIANGLE

/ /

1. Election of Directors

FOR all nominees   / /
listed below

WITHHOLD AUTHORITY to vote          / /
for all nominees listed below

*EXCEPTIONS / /

Nominees: C. Burnham, Jr., M. C. Clapp, T. E. Cronin, D. A. Ederer, H. L. Hubbard, W. B. Matsuyama, L. L. Pinnt, B. G. Ragen and M. A. Williams (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

                                                CHANGE OF ADDRESS AND
                                                OR COMMENTS MARK HERE


                                Please Read Other Side Before Signing.

                                Sign exactly as name appears hereon.
                                Attorneys-in-fact, executors, trustees,
                                guardians, corporate officers etc. should give full title. If shares are held jointly, each holder should sign.

                                Dated                          , 199
                                      -------------------------     ---

                                ---------------------------------------
                                               (Signature)

                                ---------------------------------------
                                               (Signature)


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                                      [MAP]


                         CASCADE NATURAL GAS CORPORATION
                222 FAIRVIEW AVENUE NORTH, SEATTLE, WASHINGTON 98109

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ralph E. Boyd and W. Brian Matsuyama, and each or any of them proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation, 230 Fairview Avenue North, Seattle, Washington, on Tuesday, January 27, 1998, and at any adjournments thereof, upon the matters more fully set forth in the accompanying Notice of Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

                                            CASCADE NATURAL GAS CORPORATION
                                            P.O. BOX 11297
                                            NEW YORK, N.Y. 10203-0297